Exhibit 10.8

AIR COMMERCIAL REAL ESTATE ASSOCIATION

STANDARD MULTI-TENANT OFFICE LEASE—NET

1.	Basic Provisions (“Basic Provisions”).

1.1 Parties: This Lease (“Lease”), dated for reference purposes only August 3, 2007 , is made by and between Davis Commerce Center, LLC (“Lessor”) and Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”), (collectively the “Parties”, or individually a “Party”).

1.2(a) Premises: That certain portion of the Project (as defined below), known as Suite Number(s) B-106 & 107, floor(s), consisting of approximately 5,207 rentable square feet and approximately – useable square feet (“Premises”). The Premises are located at: 2121 Second Street , in the City of Davis , County of Yolo , State of California, with zip code 95616. In addition to Lessee’s rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, the exterior walls, the area above the dropped ceilings, or the utility raceways of the building containing the Premises (“Building”) or to any other buildings in the Project. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the “Project.” The Project consists of approximately 58,957 rentable square feet. (See also Paragraph 2)

1.2(b) Parking: per quota unreserved and ____ reserved vehicle parking spaces at a monthly cost of $ 0 per unreserved space and $0 per reserved space. (See Paragraph 2.6)

1.3 Term: Approximately seven (7) years and four (4) months (“Original Term”) commencing (See Addendum Paragraph 51) (“Commencement Date”) and ending See Para. 51 (“Expiration Date”). (See also Paragraph 3 and Addendum Paragraph 51)

1.4 Early Possession: N/A (“Early Possession Date”). (See also Paragraphs 3.2 and 3.3)

1.5 Base Rent: $7,810.50 per month (“Base Rent”), payable on the first (1st) day of each month commencing upon occupancy. (See also Paragraph 4)

☑	If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

1.6 Lessee’s Share of Operating Expenses: Eight and Eighty-Four Hundredth percent (8.84%) (“Lessee’s Share”), Lessee’s Share has been calculated by dividing the approximate rentable square footage of the Premises by the total approximate square footage of the rentable space contained in the Project and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Project.

1.7 Base Rent and Other Monies Paid Upon Execution:

(a) Base Rent: $7,810.50 for the period First month rent

(b) Operating Expenses: $1,301.75 for the period First month rent

(c) Security Deposit: $9,372.60 (“Security Deposit”). (See also Paragraph 5)

(d) Parking: $ —                                 for the period

(e) Other: $ —                                 for

(f) Total Due Upon Execution of this Lease: $18,484.85

1.8 Agreed Use: Administrative Office & Lab. (See also Paragraph 6)

1.9 Insuring Party. Lessor is the “Insuring Party”. (See also Paragraph 8)

1.10 Real Estate Brokers: (See also Paragraph 15)

(a) Representation: The following real estate brokers (the “Brokers”) and brokerage relationships exist in this transaction (check applicable boxes):

☐	represents Lessor exclusively (“Lessor’s Broker”);

☐	represents Lessee exclusively (“Lessee’s Broker”); or

☑	Grubb & Ellis Company represents both Lessor and Lessee (“Dual Agency”).

(b) Payment to Brokers: Upon execution and delivery of this Lease by both Parties, Lessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of N/A or N/A% of the total Base Rent for the brokerage services rendered by the Brokers).

1.13 Lessor Supplied Services. Notwithstanding the provisions of Paragraph 11.1, Lessor is NOT obligated to provide the following:

☑	Janitorial services

☑	Electricity

☐	Other (specify):

1.14 Attachments. Attached hereto are the following, all of which constitute a part of this Lease:

☑	an Addendum consisting of Paragraphs 50 through 58

☑	a plot plan depicting the Premises attached as Exhibit A hereto;

☑	a current set of the Rules and Regulations attached as Exhibit B hereto;

☑	a work Letter attached as Exhibit C hereto;

☑	a janitorial schedule;

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☑	other (specify): a list of Permitted Hazardous Substances attached as Exhibit D hereto

2	Premises.

2.1 Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of size set forth in this Lease, or that may have been used in calculating Rent, is an approximation which the Parties agree is reasonable and any payments based thereon are not subject to revision whether or not the actual size is more or less. Note: Lessee is advised to verify the actual size prior to executing this Lease.

2.2 Condition. Lessor shall deliver the Premises to Lessee in a clean condition on the Commencement Date or the Early Possession Date, whichever first occurs (“Start Date”), and warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air conditioning systems (“HVAC”), and all other items which the Lessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Lessee, shall be in good operating condition on said date, that the structural elements of the roof, bearing walls and foundation of the Unit shall be free of material defects, and that the Premises do not contain hazardous levels of any mold or fungi defined as toxic under applicable state or federal law.

2.3 Compliance. Lessor warrants that to the best of its knowledge the improvements comprising the Premises and the Common Areas comply with the building codes that were in effect at the time that each such improvement, or portion thereof, was constructed, and also with all applicable laws, covenants or restrictions of record, regulations, and ordinances (“Applicable Requirements”) in effect on the Start Date. Said warranty does not apply to the use to which Lessee will put the Premises, modifications which may be required by the Americans with Disabilities Act or any similar laws as a result of Lessee’s specific and unique use (see Paragraph 49), or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:

(a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by office tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last 2 years of this Lease and the cost thereof exceeds 6 months’ Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within 10 days after receipt of Lessee’s termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to 6 months’ Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least 90 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

(b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the cost of such Capital Expenditure as follows: Lessor shall advance the funds necessary for such Capital Expenditure but Lessee shall be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying Lessee’s share of the cost of such Capital Expenditure (the percentage specified in Paragraph 1.6 by a fraction, the numerator of which is one, and the denominator of which is 144 (ie. 1/144th of the cost per month). Lessee shall pay interest on the unamortized balance of Lessee’s share at a rate that is commercially reasonable in the judgment of Lessor’s accountants. Lessee may, however, prepay its obligation at any time. Provided, however, that if such Capital Expenditure is required during the last 2 years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon 90 days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within 10 days after receipt of Lessor’s termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with Interest, from Rent until Lessor’s share of such costs have been fully paid. If Lessee is unable to finance Lessor’s share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon 30 days written notice to Lessor.

(c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not have any right to terminate this Lease.

2.4 Acknowledgements. Lessee acknowledges that: (a) Lessee has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee’s intended use, (b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Lessee’s ability to honor the Lease or suitability to occupy the Premises, and (ii) it is Lessor’s sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

2.5 Lessee as Prior Owner/Occupant. The warranties made by Lessor in Paragraph 2 shall be of no force or effect if immediately prior to the Start Date Lessee was the owner or occupant of the Premises. In such event, Lessee shall be responsible for any necessary corrective work.

2.6 Vehicle Parking. Subject to the Rules and Regulations attached hereto, and as established by Lessor from time to time, during the Term and any Extended Term (as defined in the Addendum), Lessee shall be entitled to use the number of parking spaces specified in Paragraph 1.2(b) at no additional cost to Lessee.

(a) If Lessee commits, permits or allows any of the prohibited activities described in the Lease or the rules then in effect, then Lessor shall have the right, upon reasonable notice to Lessee, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.7 Common Areas—Definition. The term “Common Areas” is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project and interior utility raceways and installations within the Premises that are either described in the Declaration (defined below) and/or provided and designated by the Lessor (or the Project Association defined in the Declaration) from time to time for the general non-exclusive use of Lessor, Lessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including, but not limited to, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, walkways, driveways and landscaped areas.

2.8 Common Areas—Lessee’s Rights. Lessor grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, subtenants, assignees, customers and invitees (each a “Lessee Party and collectively, “Lessee Parties”), during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of the Declaration or any other rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor’s designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

2.9 Common Areas—Rules and Regulations. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to adopt, modify, amend and enforce reasonable

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non-discriminatory rules and regulations (together with the rules and regulations set forth in Exhibit B hereto, “Rules and Regulations”) for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Project and their invitees ; provided, however, that no Such Rules and Regulations adopted after the Commencement Date shall unreasonably interfere with Lessee’s use of the Premises or Lessee’s parking rights. The Lessee agrees to abide by and conform to all such Rules and Regulations, and shall use its good faith efforts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said Rules and Regulations by other tenants of the Project.

2.10 Common Areas—Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time:

(a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

(b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

(c) To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d) To add additional buildings and improvements to the Common Areas;

(e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

Notwithstanding the foregoing anything to the contrary, Lessor’s exercise of the rights set forth in this Paragraph 2.10 shall not materially increase Lessee’s obligations or materially diminish Lessee’s rights hereunder, or unreasonably interfere with Lessee’s parking rights.

2.11 Notwithstanding anything to the contrary in this Lease, Lessee acknowledges and agrees that in connection with Lessor’s recording of a new parcel map covering the Project, Lessor presently intends to enter into and cause to be recorded against the Project and the Premises a “Declaration of Covenants, Conditions and Restrictions and Grant of Easements for Davis Commerce Center” (as the same may be amended from time to time, the “Declaration”) for, among other things, shared parking, access, circulation, maintenance and cost sharing, in a form as Lessor, in the exercise of its sole business judgment, shall determine to best promote the interest of the Project. In the event that the Declaration is recorded against the Project, Lessee hereby agrees that it shall comply with all provisions of the Declaration; provided, however, that, Lessee shall not be required to comply with any provision of the Declaration (or any amendment thereto) which restricts or prevents Lessee from operating its business at the Premises in a commercially reasonable manner for administrative office and lab use, including, without limitation, any provision of the Declaration that unreasonably restricts or prevents Lessee’s use of the “Permitted Hazardous Substances” in accordance with Paragraph 6.2(a) below. Lessee further acknowledges and agrees that, notwithstanding anything to the contrary in this Lease, to the extent that this Lease imposes obligations with respect to the management, maintenance, control, and/or operation of the Common Areas or any other portion of the Project, Lessor shall only be responsible for complying with such provisions to the extent that both (a) Lessor then owns the subject portion of the Project, and (b) whether or not Lessor owns the subject portion of the Project, Lessor is the party then-obligated, pursuant to the Declaration or any other similar instrument to perform or comply with the subject obligation. In the event that, under the Declaration or any other similar instrument. Lessor is not the party obligated to perform or comply with the subject obligation, then Lessor shall be deemed to have complied with the provisions hereof so long as Lessor uses commercially reasonable and diligent efforts to cause the responsible party to perform or comply with the subject obligation (provided that the commencement of litigation or formal legal proceedings shall not be required of Lessor pursuant hereto). Lessee acknowledges receipt of the most recent draft of the Declaration submitted to the City of Davis for review.

3.	Term.

3.1 Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 Early Possession. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early possession. All other terms of this Lease (including but not limited to the obligations to pay Lessee’s Share of the Operating Expenses) shall be in effect during such period. Any such early possession shall not affect the Expiration Date.

3.3 Delay In Possession. Lessor agrees to use its best commercially reasonable efforts to “substantially complete” the Tenant Improvements (as such terms are defined in the Work Letter) and deliver possession of the premises to Lessee in the condition required under Paragraphs 2.2 and 2.3 above (the “Required Condition”) by the dates set forth in Paragraph 51 of the Addendum (the “Target Delivery Dates”). If, despite said efforts, Lessor is unable to substantially complete the Tenant Improvements in accordance with the Work Letter and deliver possession of the Premises by such dates in the Required Condition, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease. Lessee shall not, however, be obligated to pay Rent or perform its other obligations until Lessor delivers possession of the Suite at issue in the Required Condition and any period of rent abatement that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by Tenant Delays (as defined in Work Letter). If possession is not delivered within 60 days after the respective Target Delivery Dates, as the same may be extended under the terms of any Work Letter executed be Parties, the provisions of Paragraph 51 of the Addendum shall apply.

3.4 Lessee Compliance. Lessor shall not be required to deliver possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor’s election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.	Rent.

4.1. Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”).

4.2 Operating Expenses. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee’s Share of all Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

(a) “Operating Expenses” include all costs incurred by Lessor relating to the ownership and operation of the Project, calculated as if the Project was at least 95% occupied, including, but not limited to, the following:

(i) The operation, repair, and maintenance in neat, clean, safe, good order and condition, of the following:

(aa) The Common Areas, including their surfaces, coverings, decorative items, carpets, drapes and window coverings, and including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, stairways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, building exteriors and roofs, fences and gates;

(bb) All heating, air conditioning, plumbing, electrical systems, life safety equipment, communication

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systems and other equipment used in common by, or for the benefit of, lessees or occupants of the Project, including elevators and escalators, tenant directories, fire detection systems including sprinkler system maintenance and repair.

(ii) Trash disposal, janitorial and security services, pest control services, and the costs of any environmental inspections;

(iii) Any other service to be provided by Lessor that is elsewhere in this Lease stated to be an “Operating Expense”,

(iv) The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 and any deductible portion of an insured loss concerning the Building or the Common Areas,

(v) The amount of the Real Property Taxes payable by Lessor pursuant to paragraph 10;

(vi) The cost of water, sewer, gas, electricity, and other publicly mandated services not separately metered;

(vii) Labor, salaries, and applicable fringe benefits and costs, materials, supplies and tools, used in maintaining and/or cleaning the Project and accounting and management fees attributable to the operation of the Project;

(viii) The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Lessor shall allocate the cost of any such capital improvement over a 12 year period and Lessee shall not be required to pay more than Lessee’s Share of 1/144th of the cost of such capital improvement in any given month;

(ix) Replacement of equipment or improvements that have a useful life for accounting purposes of 5 years or less;

(x) Assessments for “Common Expenses” payable by Lessor under the Declaration with respect to the Building and Premises, provided, however, there shall be no duplication in charges to Lessee by reason of this Paragraph 4.2(a)(x).

(b) Any item of Operating Expense that is specifically attributable to the Premises, the Building or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Premises, Building, or other building. However, any such item that is not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Project.

(c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

(d) Lessee’s Share of Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on Lessor’s estimate of the Operating Expenses. Within 60 days after written request (but not more than once each year) Lessor shall deliver to Lessee a reasonably detailed statement showing Lessee’s Share of the actual Common Area Operating Expenses incurred during the preceding year. If Lessee’s payments during such year exceed Lessee’s Share, Lessor shall credit the amount of such over-payment against Lessee’s future payments. If Lessee’s payments during such year were less than Lessee’s Share, Lessee shall pay to Lessor the amount of the deficiency within 10 days after delivery by Lessor to Lessee of the statement.

(e) Operating Expenses shall not include the costs of replacement for equipment or capital components such as the roof, foundations, exterior walls or a Common Area capital improvement, such as the parking lot paving, elevators, fences that have a useful life for accounting purposes of 5 years or more unless it is of the type described in paragraph 4.2(a) (viii), in which case their cost shall be included as above provided.

(f) Operating Expenses shall not include any expenses paid by any tenant directly to third parties, or as to which Lessor is otherwise reimbursed by any third party, other tenant, or by insurance proceeds.

4.3 Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

5. Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Breaches its Obligations under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within 10 days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within 14 days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within 30 days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. Lessee hereby waives the provisions of Section 1950.7 of the California Civil Code and all other provisions of law, now or hereafter in effect, which (i) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (ii) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the Premises, it is being agreed that Lessor may, in addition, claim those sums specified in this Paragraph 5 of the Lease and/or those sums reasonably necessary to compensate Lessor for any loss or damage caused by Lessee’s default of the Lease, including, but not limited to, all damages or rent due upon termination of the Lease pursuant to Section 1951.2 of the California Civil Code.

6.	Use.

6.1 Use. Lessee shall use and occupy the Premises only for the Agreed Use or any other legal use which is related thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements of the Building, will not adversely affect the mechanical, electrical, HVAC, and other systems of the Building, and/or will not affect the exterior appearance of the Building. If Lessor elects to withhold consent, Lessor shall within 7 days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.

6.2 Hazardous Substances.

(a) Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect

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to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use such as ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor, In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit. Lessor hereby consents to Lessee’s use of the Hazardous Substances and the quantities thereof set forth on Exhibit D attached hereto and incorporated by reference herein (collectively, “Permitted Hazardous Substances”). Lessee’s use of any such permitted Hazardous Substances shall be conducted in strict compliance (at Lessee’s sole cost and expense) with all Applicable Requirements, using all necessary and appropriate precautions.

(b) Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c) Lessee Remediation. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was to the extent caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any Lessee Party.

(d) Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises (including, without limitation, any Permitted Hazardous Substance) by or for Lessee, or any Lessee Party and Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from areas outside of the Project not caused or contributed to by Lessee Or any Lessee Party). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

(e) Lessor Indemnification Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which result from Hazardous Substances which existed on the Premises prior to Lessee’s occupancy or which are caused by the Sole active negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

(f) investigations and Re mediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.

(g) Lessor Termination Option. If a Hazardous Substance Condition (see Paragraph 9.1 (e)) occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds 12 times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within 30 days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to 12 times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.

6.3 Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately promptly give written notice to Lessor of; (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises.

6.4 Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 30) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements by Lessee or any Lessee Party, or a Hazardous Substance Condition caused by Lessee or any Lessee Party (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination by Lessee Or any Lessee Party. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of written request therefor.

7.	Maintenance; Repairs, Utility Installations; Trade Fixtures and Alterations.

7.1 Lessee’s Obligations. Notwithstanding Lessor’s obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any systems and equipment (wherever located) that serves only Lessee or the Premises (the “Premises Systems”), to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible for the cost of painting, repairing or replacing wall coverings, and to repair or replace any improvements with the Premises. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular such maintenance or repairs the cost of which is otherwise Lessee’s responsibility hereunder , and in Such event the cost of such maintenance or repairs performed by Lessee shall not be included in Operating Expenses.

7.2 Lessor’s Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Operating Expenses), 6 (Use), 7.1 (Lessee’s Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, Base Building Systems (defined below) located outside of the Premises, including, the fire sprinkler system, fire alarm and/or smoke detection systems, fire hydrants, and the Common Areas. Lessee expressly waives the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the

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terms of this Lease For purposes of this Lease, the term “Base Building Systems” means all systems and equipment (including plumbing, electrical, fire/life safety, elevator, and security systems) that serve the entire Building other than simply the Premises, excluding all Premises Systems.

7.3 Utility Installations; Trade Fixtures; Alterations.

(a) Definitions. The term “Utility Installations” refers to all floor and window coverings, air lines, vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, and plumbing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises, The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a).

(b) Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent and without obtaining all consents and approvals required under the Declaration. Lessee may, however, make non-structural utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof, ceilings, floors or any existing walls, will not affect the electrical, plumbing, HVAC, and/or life safety systems, and the cumulative cost thereof during this Lease as extended does not exceed $ 25,000. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as built plans and specifications.

(c) Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to 125% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.

7.4 Ownership; Removal; Surrender; and Restoration.

(a) Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

(b) Removal. By delivery to Lessee of written notice from Lessor at the time Lessee requests Lessor’s consent to any Lessee Owned Alteration or Utility Installation pursuant to Paragraph 7.3(b) above, or for items for which Lessor’s consent was not required, not earlier than 90 and not later than 30 days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility installations made without the required consent.

(c) Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear, acts of God, casualties and condemnation excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if this Lease is for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Start Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also completely remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or any Lessee Party third party (except and Lessee shall not be responsible for Hazardous Substances which were deposited via underground migration from areas outside of the Project) even if such removal would require Lessee to perform or pay for work that exceeds statutory requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below

8	Insurance; Indemnity.

8.1 Insurance Premiums. The cost of the premiums for the insurance policies maintained by Lessor pursuant to paragraph 8 are included as Operating Expenses (see paragraph 4.2 (a)(iv)). Said costs shall include increases in the premiums resulting from additional coverage related to requirements of the holder of a mortgage or deed of trust covering the Premises, Building and/or Project, increased valuation of the Premises, Building and/or Project, and/or a general premium rate increase. Said costs shall not, however, include any premium increases resulting from the nature of the occupancy of any other tenant of the Building.

8.2 Liability Insurance.

(a) Carried by Lessee. Lessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Lessee and Lessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an annual aggregate of not less than $2,000,000. Lessee shall add Lessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization’s “Additional Insured Managers or Lessors of Premises” Endorsement and coverage shall also be extended to include damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an “insured contract” for the performance of Lessee’s indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. Lessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

(b) Carried by Lessor. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 Property Insurance—Building, Improvements and Rental Value.

(a) Building and Improvements. Lessor shall obtain and keep in force a policy or policies of insurance in the name of Lessor, with loss payable to Lessor, any ground lessor, and to any Lender insuring loss or damage to the Building and/or Project. The amount of such insurance shall be equal to the full insurable replacement cost of the Building and/or Project, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee under Paragraph 8.4. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not

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exceed $1,000 per occurrence.

(b) Rental Value. Lessor shall also obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value insurance”). Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next 12 month period.

(c) Adjacent Premises. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Project to the extent said increase is caused by Lessee’s acts, omissions, use or occupancy of the Premises

(d) Lessee’s Improvements. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

8.4 Lessee’s Property; Business Interruption Insurance

(a) Property Damage. Lessee shall obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible reasonably acceptable to Lessor. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

(b) Business Interruption. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the Premises as a result of such perils.

(c) No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.

8.5 Insurance Policies. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a “General Policyholders Rating” of at least A-, VI, as set forth in the most current issue of “Best’s Insurance Guide”, or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after 20 days prior written notice to Lessor Lessee shall, at least 10 days prior to the expiration of such policies, furnish Lessor with evidence of renewals or “insurance binders” evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

8.6 Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

8.7 Indemnity. Except for Lessor’s negligence or willful misconduct, or that of Lessor’s agents, employees or contractors, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

8.8 Exemption of Lessor and its Agents from Liability. Notwithstanding the negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building, or from other sources or places, except to the extent that said injury or damage is (a) caused by the sole active negligence or willful misconduct of Lessor or its agents, employees or contractors, and (b) is not covered by the insurance policies that Lessee is required to maintain pursuant to the provisions Of this Paragraph 8, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.

8.9 Failure to Provide Insurance. Lessee acknowledges that any failure on its part to obtain or maintain the insurance required herein will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, for any month or portion thereof that Lessee does not maintain the required insurance and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, the Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to 10% of the then existing Base Rent or $100, whichever is greater. The parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to maintain the required insurance. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.

9.	Damage or Destruction.

9.1 Definitions.

(a) “Premises Partial Damage” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in 3 months or less from the date of the damage or destruction, and the cost thereof does not exceed a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b) “Premises Total Destruction” shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 3 months or less from the date of the damage or destruction and/or the cost thereof exceeds a sum equal to 6 month’s Base Rent. Lessor shall notify Lessee in writing within 30 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c) “Insured Loss” shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 83(a), irrespective of any deductible amounts or coverage limits involved.

(d) “Replacement Cost” shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e) “Hazardous Substance Condition” shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises which requires repair, remediation, or restoration.

9.2 Partial Damage Insured Loss. If a Premises Partial Damage that is an insured Loss occurs, then Lessor shall, at Lessor’s Expense, repair such damage (but not Lessee’s Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor’s election, make the repair of any damage or destruction the total cost to repair of which is $5,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance

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coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9 4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6	Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue (or thereafter shall not complete same within two hundred forty (240) days and no such delay is caused by Lessee or any Lessee Party), Lessee may, at any time prior to the commencement or completion (as applicable) of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced or completed (as applicable) within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced or completed (as applicable) within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.	Real Property Taxes

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, federal or State income or estate, gift, franchise or similar taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties,

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.	Utilities and Services

11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3 Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

©2002 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-1-05/05E

coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within 10 days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said 10 day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate 30 days thereafter. Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 Partial Damage Uninsured Loss. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee’s expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within 30 days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective 60 days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within 10 days after receipt of the termination notice to give written notice to Lessor of Lessee’s commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

9 4 Total Destruction. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor’s damages from Lessee, except as provided in Paragraph 8.6.

9.5 Damage Near End of Term. If at any time during the last 6 months of this Lease there is damage for which the cost to repair exceeds one month’s Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective 60 days following the date of occurrence of such damage by giving a written termination notice to Lessee within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is 10 days after Lessee’s receipt of Lessor’s written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor’s commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee’s option shall be extinguished.

9.6 Abatement of Rent; Lessee’s Remedies.

(a) Abatement. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee’s use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

(b) Remedies. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 90 days after such obligation shall accrue (or thereafter shall not complete same within two hundred forty (240) days and no such delay is caused by Lessee or any Lessee Party), Lessee may, at any time prior to the commencement or completion (as applicable) of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee’s election to terminate this Lease on a date not less than 60 days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced or completed (as applicable) within 30 days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced or completed (as applicable) within such 30 days, this Lease shall continue in full force and effect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

9.7 Termination; Advance Payments. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee’s Security Deposit as has not been, or is not then required to be, used by Lessor.

9.8 Waive Statutes. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.	Real Property Taxes

10.1 Definitions. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, federal or State income or estate, gift, franchise or similar taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Project, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Project address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Project is located. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Project, (ii) a change in the improvements thereon, and/or (iii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease.

10.2 Payment of Taxes. Except as otherwise provided in Paragraph 10.3, Lessor shall pay the Real Property Taxes applicable to the Project, and said payments shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.3 Additional Improvements. Operating Expenses shall not include Real Property Taxes specified in the tax assessor’s records and work sheets as being caused by additional improvements placed upon the Project by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.2 hereof, Lessee shall, however, pay to Lessor at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee’s request or by reason of any alterations or improvements to the Premises made by Lessor subsequent to the execution of this Lease by the Parties,

10.4 Joint Assessment. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor’s work sheets or such other information as may be reasonably available. Lessor’s reasonable determination thereof, in good faith, shall be conclusive.

10.5 Personal Property Taxes. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within 10 days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.

11.	Utilities and Services

11.1 Services Provided by Lessor. Lessor shall provide heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting and office machines, water for reasonable and normal drinking and lavatory use in connection with an office, and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures.

11.2 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon. If a service is deleted by Paragraph 1.13 and such service is not separately metered to the Premises, Lessee shall pay at Lessor’s option, either Lessee’s Share or a reasonable proportion to be determined by Lessor of all charges for such jointly metered service.

11.3 Hours of Service. Said services and utilities shall be provided during times set forth in Paragraph 1.12. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

11.4 Excess Usage by Lessee. Lessee shall not make connection to the utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee’s expense supplemental equipment and/or separate metering applicable to Lessee’s excess usage or loading.

11.5 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor’s reasonable control or in cooperation with governmental request or directions. Notwithstanding the foregoing, if the Premises should be rendered untentable as a direct consequence of cessation of utilities required to be provided to the Premises by Lessor pursuant to this Paragraph 11 solely as a result of Lessor’s or its agents’, employees’ or contractors’ active negligence or willful misconduct, and such cessation of utilities persists for three (3) consecutive business days, then Lessee shall be entitled to an equitable abatement of Rent during the period the Premises (or part thereof) is untentable, but not to exceed the proceeds actually received by Lessor under the Rental Value Insurance.

12.	Assignment and Subletting

12.1 Lessor’s Consent Required.

(a) Subject to Paragraph 12.4 below, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, “assign or assignment”) or sublet all or any part of Lessee’s interest in this Lease or in the Premises without Lessor’s prior written consent.

(b) Unless Lessee is a corporation and its stock ispublicly traded on a national stock exchange, a change in the control of Lessee shall constitute an assignment requiring consent The transfer, on a cumulative basis, of 25% or more of the voting control of Lessee shall constitute a change in control for this purpose.

(c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buyout or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee’s assets occurs, which results or will result in a reduction of the Net Worth of Lessee by an amount greater than 25% of such Net Worth as it was represented at the time of the execution of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, whichever was or is greater, shall be considered an assignment of this Lease to which Lessor may withhold its consent. “Net Worth of Lessee” shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

(d) An assignment or subletting without consent shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(c), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either; (i) terminate this Lease, or (ii) upon 30 days written notice, increase the monthly Base Rent to 110% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to 110% of the price previously in effect, and (ii) all fixed and nonfixed rental adjustments scheduled during the remainder of the Lease term shall be increased to 110% of the scheduled adjusted rent.

(e) Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

(f) Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Breach at the time consent is requested.

(g) Notwithstanding the foregoing, allowing a diminimus portion of the Premises, ie. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.

12.2 Terms and Conditions Applicable to Assignment and Subletting

(a) Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee. Lessor shall notify Lessee of Lessor’s consent or the withholding of its consent to any proposed assignment or subletting within thirty (30) days after Lessor’s receipt of Lessee’s written request for such consent.

(b) Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Breach.

(c) Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d) In the event of any Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

(e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 36)

(f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

(g) Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing. (See Paragraph 39.2)

(h) Provided that Lessee is not in Breach of this Lease, fifty percent (50%) (or 100% if Lessee is in Breach of this Lease) of any sums or other economic consideration received by Lessee as a result of any assignment or subletting entered into pursuant to this Paragraph 12, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Lessee is obligated to pay Lessor under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) (i) reasonable real estate brokerage commissions and legal fees payable by Lessee in connection with such assignment or subletting and (ii) reasonable costs of tenant improvements required to be constructed by Lessee for any such assignee or sublessee, shall be paid by Lessee to Lessor as additional rent under this lease without affecting or reducing any obligations of Lessee hereunder. Lessee understands, acknowledges, and agrees that Lessor’s right to recapture any consideration paid in connection with an approved assignment or subletting is a material inducement for Lessor’s agreement to lease the Premises to Lessee upon the terms and conditions set forth herein. For purposes of this Lease, the proceeds from the sale or rental of Lessee’s personal property to the proposed transferee shall not be deemed excess economic consideration payable to Lessee pursuant to the terms of this Paragraph 12.

(i) Notwithstanding anything to the contrary contained in this Paragraph 12, Lessor shall have the option, by giving written notice to Lessee within thirty (30) days after receipt of written notice of any proposed assignment or sublease by Lessee (a “Transfer Notice”), to recapture the space which is the subject of such proposed transfer (the “Subject Space”). Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer until the last day of the term of the proposed transfer as set forth in the Transfer Notice. Notwithstanding the foregoing, should Lessor elect to so cancel this Lease, Lessee shall have the right, for a period of ten (10) business days following Lessee’s receipt of Lessor’s recapture notice, to rescind Lessee’s Transfer Notice, in which event this Lease shall remain in full force and effect. In the event of a recapture by Lessor, if this Lease shall be canceled with respect to less than the entire Premises, the rent reserved herein shall be prorated on the basis of the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Lessor declines, or fails to elect in a timely manner to recapture the Subject Space under this Paragraph 12(i), then, provided Lessor has consented to the proposed transfer pursuant to this Paragraph 12, Lessee shall be entitled to proceed to transfer the Subject Space to the proposed transferee, subject to provisions of this Paragraph 12.

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12.3 Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

(a) Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

(b) In the event of a Breach by Lessee, Lessor may, atits option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease, provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

(c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

(d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.

(e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

12.4 Permitted Transfers. Notwithstanding anything to the contrary contained in this Paragraph 12, Lessee, without Lessor’s prior written consent, may sublet the Premises or assign this Lease to (each a “Permitted Transferee”): (i) a subsidiary, affiliate, franchisee, division or corporation controlling, controlled by or under common control with Lessee; (ii) a successor corporation related to Lessee by merger, consolidation, acquisition, non-bankruptcy reorganization or government action; or (iii) a purchaser of substantially all of Lessee’s assets located at the Premises. For purposes of this Lease, any transfer or issuance of stock over the New York Stock Exchange, the American Stock Exchange, or NASDAQ or by virtue of a private placement with a venture capital firm or other equity investor wherein such venture capital firm or other equity investor receives stock in Lessee shall not be deemed an assignment, subletting or other transfer of this Lease or the Premises requiring Lessor’s consent. Lessor’s recapture right and right to excess rent shall not apply to a transfer permitted by this Paragraph 12.4 (each a “Permitted Transfer”). Lessee shall give Lessor notice of any such Permitted Transfer at least forty eight (48) days prior to its effective date (which notice shall include all written agreements governing the transfer and all other documentation necessary to verify the conditions contained in this Paragraph 12.4. Any such transfer, sublease or assignment shall be subject to Paragraph 12.2(f) above.

13.	Default; Breach; Remedies.

13.1 Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

(a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.

(b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee.

(c) The commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, where such actions continue for a period of 3 business days following written notice to Lessee.

(d) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate, (v) a requested subordination, (vi) evidence concerning any guarantee and/or Guarantor, (vii) any document requested under Paragraph 41, (viii) material data safety sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.

(e) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 2.9 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above, where such Default continues for a period of 30 days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than 30 days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said 30 day period and thereafter diligently prosecutes such cure to completion.

(f) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days, provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

(g) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

(h) If the performance of Lessee’s obligations under this Lease is guaranteed, (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within 60 days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

13.2 Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within 10 days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to 115% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

(a) Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer. Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

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(b) Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.

(c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.

13.3 Inducement Recapture. Any agreement for free or abated rent or other charges, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee’s entering into this Lease, all of which concessions are hereinafter referred to as “Inducement Provisions”, shall be deemed conditioned upon Lessee’s full and faithful performance of all of the terms, covenants and conditions of this Lease. Upon Breach of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this paragraph shall not be deemed a waiver by Lessor of the provisions of this paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within 5 days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to 5% of each such overdue amount or $100, whichever is greater. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.

13.5 Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within 30 days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the 31st day after it was due as to non-scheduled payments. The interest (“Interest”) charged shall be computed at the rate of 8% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4.

13.6 Breach by Lessor.

(a) Notice of Breach. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed, provided, however, that if the nature of Lessor’s obligation is such that more than 30 days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b) Performance by Lessee on Behalf of Lessor. In the event that neither Lessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion, then Lessee may elect to cure said breach at Lessee’s expense reserving Lessee’s right to seek reimbursement from Lessor and using the Building’s contractors or such other contractors’ reasonably approved by Lessor in writing, Lessee shall document the cost of said cure and supply said documentation to Lessor. Lessee shall take no action pertaining to or affecting any portion of the base building systems that will adversely affect the enjoyment possession, or other rights of any other tenant in the building.

14. Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 10% of the rentable floor area of the Premises, or more than 25% of Lessee’s Reserved Parking Spaces, if any, are taken by Condemnation, Lessee may, at Lessee’s option, to be exercised in writing within 10 days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages, provided, however, that Lessee shall be entitled to seek from the condemning authority compensation for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15	Brokerage Fees.

15.3 Representations and Indemnities of Broker Relationships. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder’s fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys’ fees reasonably incurred with respect thereto.

16.	Estoppel Certificates.

(a) Each Party (as “Responding Party”) shall within 10 business days after written notice from the other Party (the “ Requesting Party”) execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current” Estoppel Certificate” form published by the AIR Commercial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

(b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such 10 business day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party’s performance, and (iii) if Lessor is the Requesting Party, not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party’s Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.

(c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any

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potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 3 years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor, provided, however, that Lessor Shall not be relieved of its obligations under the Lease unless and until any assignee of or the successor in interest to Lessor’s interest in the Lease assumes in writing the obligations of Lessor occurring on and after the effective date of the transfer. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.

20. Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor or its partners, members, directors, officers or shareholders, and Lessee shall look to the Project and the sales, rental, insurance and condemnation proceeds received by Lessor therefrom, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22. No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective.

23.	Notices.

23. 1 Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail or other reputable overnight courier service, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt (confirmation report from fax machine is sufficient), provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. Waivers. No waiver by Lessor or Lessee of the Default or Breach of any term, covenant or condition hereof by the other party, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by such other party of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25.

26. No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

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29. Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.	Subordination; Attornment; Non Disturbance

30.1 Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “ Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall, subject to the non-disturbance provisions of Paragraph 30.3, attom to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor.

30.3 Non Disturbance. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee’s subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a “Non Disturbance Agreement”) from the Lender which Non-Disturbance Agreement provides that Lessee’s possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. Further, if requested by Lessee in writing, within 60 days of Landlord’s receipt of Tenant’s written request. Lessor shall use its commercially reasonable efforts to obtain a Non-Disturbance Agreement from the holder of any pre-existing Security Device which is secured by the Premises. In the event that Lessor is unable to provide the Non-Disturbance Agreement within said 60 days, then Lessee may, at Lessee’s option, directly contact Lender and attempt to negotiate for the execution and delivery of a Non-Disturbance Agreement.

30.4 Self Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. Attorneys’ Fees. If any Party brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys’ fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

32. Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or, during the last Six (6) months of the term of the Lease, tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. In addition, Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than to files, vaults and safes, and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forcible or unlawful entry or detainer of the Premises or an eviction. Lessee waives any charges for damages or injuries or interference with Lessee’s property or business in connection therewith, except to the extent of any damages or injuries caused by the negligence or willful misconduct of Lessor, its agents, employees or contractors.

33. Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction

34. Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except for ordinary “For Sublease” signs which may be placed only on the Premises, Lessee shall not place any sign upon the Project without Lessor’s prior written consent. All signs must comply with all Applicable Requirements. Notwithstanding the foregoing, Lessee shall be permitted the maximum allowance building signage per Lessor’s sign criteria and approval of all applicable governmental regulations and authorities. Lessor shall pay for the glass overhang above the Premises for Lessee’s signage, and Lessee shall pay for the lettering for the signage.

35. Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.

36. Consents. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee within twenty (20) days after receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

37.	Guarantor.

37.1 Execution. The Guarantors, if any, shall each execute a guaranty in the form most recently published by the AIR Commercial Real Estate Association.

37.2 Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.

38. Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39. Options. If Lessee is granted an Option, as defined below, then the following provisions shall apply.

©2002 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-1-05/05E

39.1 Definition. “Option” shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

39.2 Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee and any Permitted Transferee thereof, and cannot be assigned or exercised by anyone other than said original Lessee or Permitted Transferee and only while the original Lessee or Permitted Transferee is in full possession of the Premises and, if requested by Lessor, with Lessee certifying that Lessee has no intention of thereafter assigning or subletting.

39.3 Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

39. 4 Effect of Default on Options.

(a) Lessee shall have no right to exercise an Option (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.

(b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inabilityto exercise an Option because of the provisions of Paragraph 39.4(a).

(c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of 30 days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.

40. Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation what so ever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. In the event, however, that Lessor should elect to provide security services, then the cost there of shall be an Operating Expense.

41. Reservations.

(a) Lessor reserves the right: (i) to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Premises by Lessee. Lessor may also: change the name, address or title of the Building or Project upon at least 90 days prior written notice; provide and install, at Lessee’s expense, Building standard graphics on the door of the Premises and such portions of the Common Areas as Lessor shall reasonably deem appropriate; grant to any lessee the exclusive right to conduct any business as long as such exclusive right does not conflict with any rights expressly given herein; and to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the Building or the Project or on pole signs in the Common Areas. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate such rights. The obstruction of Lessee’s view, air, or fight by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

(c) Lessee shall not: (i) use a representation (photographic or otherwise) of the Building or Project or their name(s) in connection with Lessee’s business; or (ii) suffer or permit anyone, except in emergency, to go upon the roof of the Building.

42. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid “under protest” with 6 months shall be deemed to have waived its right to protest such payment.

43.	Authority; Multiple Parties; Execution.

(a) If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b) If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.

(c) This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

44. Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

45. Offer. Preparation of this Lease by either party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

46. Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

47. Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT.

48. Mediation and Arbitration of Disputes. An Addendum requiring the Mediation and/or the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease ☐ is ☑ is not attached to this Lease.

49. Americans with Disabilities Act. Since compliance with the Americans with Disabilities Act (ADA) is dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises is the material reason that fequiros modifications or additions to the Premises are required in order to be in ADA compliance, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1. SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING AND SIZE OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.

WARNING: IF THE PREMISES ARE LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED.

©2002 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-1-05/05E

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:	Executed Att: Davis, CA
On: 8/8/2007	On: August 2, 2007

By LESSOR:	By LESSEE:
Davis Commerce Center, LLC., a California	Marrone Organic Innovations, Inc., a
limited liability company	Delaware corporation

By: CT California Fund IV, LLC, a California limited liability company, its Sole Member	By: /s/ Pam Marrone Name Printed: Pam Marrone Title: CEO

By: CT Fund Manager IV, LLC, a California limited liability company, its Manager	By: /s/ Julie Morris Name Printed: Julie Morris Title: VP Finance & Operations Address: 215 Madison Place, Suites B/C
By: /s/ John G. Valentine	Davis, CA 95618
Name Printed: Title:	Telephone: (530) 750-2800 Facsimile: (530) 750-2808 Federal ID No. 20-513 7161
By: Name Printed:
Title:
Address: 20151 S. W. Birch, Suite 200
Newport Beach, CA 92660
Telephone: (949) 752-5115 Facsimile: 949) 752-5334
Federal ID No.
LESSOR’S BROKER: Grubb & Ellis Company	LESSEE’S BROKER: Grubb & Ellis Company
Attn: Scott Bennett
Attn: Jason Rutherford	Title: Senior Advisor
Title: Vice President	Address: 1610 Arden Way, Suite 195
Address: 1610 Arden Way, Suite 195	Sacramento, CA 95815
Sacramento, CA 95815
Telephone: (916) 418-6000	Telephone: (916) 418-6000
Facsimile: (916) 418-0231	Facsimile: (916) 418-0231
Federal ID No.	Federal ID No.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 800 W 6th Street, Suite 800, Los Angeles, CA 90017. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

© Copyright 2002 - By AIR Commercial Real Estate Association.

All rights reserved. No part of these works may be reproduced in any form without permission in writing.

©2002 – AIR COMMERCIAL REAL ESTATE ASSOCIATION	FORM MTON-1-05/05E

ADDENDUM

TO STANDARD MULTI-TENANT OFFICE LEASE-NET

dated as of August 3, 2007,

by and between Davis Commerce Center, LLC, a

California limited liability company (“Lessor”) and

Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”)

50.	Base Rent. The Monthly Base Rent shall be as follows:

Months	Monthly Amount
01-12	$7,810.50 ($1.50 psf NNN)
13-24	$8,070.85 ($1.55 psf NNN)
25-36	$8,331.20 ($1.60 psf NNN)
37-48	$8,591.55 ($1.65 psf NNN)
49-60	$8,851.90 ($1.70 psf NNN)
61-72	$9,112.25 ($1.75 psf NNN)
72-84	$9,372.60 ($1.80 psf NNN)

This shall be a triple net (NNN) Lease. 2007 NNN estimates are $0.25 per square foot. Lessee is responsible for contracting for and paying its own utilities and janitorial. The Premises are separately metered for utilities.

51.	Term / Delay in Possession.

(a) Commencement Date. The “Commencement Date” shall be the later of the dates of execution of the Lease by Lessor and Lessee as indicated by the dates inserted below such parties’ signatures on the Lease. Lessor and Lessee acknowledge and agree that Lessor shall construct certain “Tenant Improvements” to the Premises as more particularly described in the Work Letter attached to the Lease.

(b)	Delay in Possession.

(i) Suite 107. The parties agree that Suite 107 consists of approximately 2,192 rentable square feet, and that Suite 107 will be used for administrative and office uses while Landlord is constructing the Tenant Improvements in Suite 106, which will be used primarily as laboratory space. Lessor estimates that the Tenant Improvements for Suite 107 shall be “substantially completed” (as defined in the Work Letter) not later than thirty (30) days after the Commencement Date (“Estimated Office Completion Date”). Subject to the provisions of Paragraph 3.3 of the Lease, upon delivery by Lessor to Lessee of Suite 107 with the Tenant Improvements for such suite substantially completed, Lessee shall commence paying Rent for Suite 107. The date on which Landlord delivers to Lessee possession of Suite 107 “substantially completed” in accordance with the Work Letter and in the condition required under Paragraphs 2.2 and 2.3 of the Lease is sometimes referred to herein as the “Suite 107 Delivery Date.” Notwithstanding anything to the contrary contained in the Lease or this Addendum, if the Suite 107 Delivery Date has not occurred by the date that is sixty (60) days after the Estimated Office Completion Date, as the same may be extended under the terms of the Work Letter, Lessee shall have the right, by written notice to Lessor within ten (10) days after the end of such 60-day period, to terminate the Lease with respect to the entire Premises, with such termination to be effective upon the last day of the ten (10)- day period; provided, however, that in the event that Lessor delivers the Suite 107 to Lessee within such ten (10)- day period, Lessee’s termination notice shall be null and void and of no further force or effect. In the event of Lessee’s termination of the Lease pursuant to this Paragraph 51(b)(i), Lessor shall promptly return to Lessee all sums paid by Lessee to Lessor in connection with Lessee’s execution of the Lease and thereafter the Parties shall be discharged from all obligations under the Lease, except for accrued obligations and those obligations that survive the expiration or earlier termination of the Lease. If Lessee’s notice of termination is not received by Lessor within the required 10-day period, Lessee’s right to terminate the Lease pursuant to this Paragraph 51(b)(i) shall cease and be of no further force or effect.

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(ii) Suite 106. The parties agree that Suite 106 consists of approximately 3,015 rentable square feet. Lessor estimates that the Tenant Improvements for Suite 106 shall be substantially completed not later than one hundred fifty (150) days after the Commencement Date (“Estimated Lab Completion Date.”). Subject to the provisions of Paragraph 3.3 of the Lease, upon delivery by Lessor to Lessee of Suite 106 with the Tenant Improvements for such suite substantially completed, Lessee shall commence paying Rent for Suite 106. The date on which Landlord delivers to Lessee possession of Suite 106 “substantially completed” in accordance with the Work Letter and in the condition required under Paragraphs 2.2 and 2.3 of the Lease is sometimes referred to herein as the “Suite 106 Delivery Date.” Notwithstanding anything to the contrary contained in the Lease or this Addendum, if the Suite 106 Delivery Date has not occurred by the date that is sixty (60) days after the Estimated Lab Completion Date, as the same may be extended under the terms of the Work Letter for Tenant Delays and up to sixty (60) days of Force Majeure Delays (as such terms are defined in the Work Letter), Lessee shall have the right, by written notice to Lessor within ten (10) days after the end of such 60-day period, to terminate the Lease with respect to the entire Premises, with such termination to be effective upon the last day of the ten (10) - day period; provided. however, that in the event that Lessor delivers the Suite 106 to Lessee within such fifteen (15) day period, Lessee’s termination notice shall be null and void and of no further force or effect. In the event of Lessee’s termination of the Lease pursuant to this Paragraph 51(b)(ii), Lessor promptly shall return to Lessee all sums paid by Lessee to Lessor in connection with Lessee’s execution of the Lease and thereafter the Parties shall be discharged from all obligations under the Lease, except for accrued obligations and those obligations that survive the expiration or earlier termination of the Lease. If Lessee’s notice of termination is not received by Lessor within the required 10-day period, Lessee’s right to terminate the Lease pursuant to this Paragraph 51(b)(ii) shall cease and be of no further force or effect.

(c) Expiration Date. The Expiration Date shall be the date that is the last day of the month in which the fifth (5th) anniversary of the Suite 106 Delivery Date occurs.

(d) Confirmation of Lease Dates. Promptly after the Commencement Date, the Suite 106 Delivery Date, the Suite 107 Delivery Date and the Expiration Date have been determined, Lessor and Lessee shall execute a commencement date memorandum (“Memorandum”) establishing the Commencement Date, the Suite 106 Delivery Date, the Suite 107 Delivery Date and the Expiration Date. Failure to execute the Memorandum shall not affect the validity of the Lease.

52.	Condition of the Premises. Notwithstanding anything to the contrary contained in the Lease, if either Suite 107 or 106, respectively, is not in the condition required by Paragraph 2.2 of the Lease when the Suite at issue is delivered by Lessor to Lessee, within thirty (30) days after delivery thereof Lessee shall notify Lessor in writing of the manner in which the respective Suite does not comply with the provisions of Paragraph 2.2, and Lessor shall repair such condition at no cost to Lessee.

53.	Operating Expenses: Right to Audit.

(a) Exclusions. Notwithstanding anything to the contrary contained in the Lease, Operating Expenses shall not include the following: (i) expense reserve and other non-cash items; (ii) the costs of management fees to the extent that they exceed comparable fees in comparable projects in the relevant market area; (iii) except for management fees, Lessor’s general overhead and any overhead or profit increment to any subsidiary or affiliate of Lessor for services on or to the Building, Common Areas, and/or the Project, to the extent that the cost of such service exceeds competitive costs for such services rendered by persons or entities of similar skill, competence and experience other than a subsidiary or affiliate of Lessor; (iv) insurance costs for coverage not customarily paid by tenants of similar projects in the relevant market area; (v) increases in insurance costs to the extent caused by the activities of another occupant of the Project; (vi) costs incurred in connection with the presence of any Hazardous Substances or Materials (other than de minimus costs to clean up and/or remove minor oil spills or minor amounts of other Hazardous Substances or Materials on or about the Common Areas), except to

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the extent caused by the release or emission of the Hazardous Substances or Materials in question by Lessee, its agents, employees, contractors, invitees, sublessees or assigns; (vii) the costs and expenses attributable to correcting latent defects in the construction of the shell and core of the Building which under generally accepted real estate accounting practices are properly classified as capital improvements; (viii) the costs of repairs, alterations, and general maintenance necessitated by the sole active negligence or willful misconduct of Lessor or its agents, employees, or contractors; (ix) any amount payable by Lessor by way of indemnity or for damages or which constitute a fine or penalty, including interest or penalties for late payment, unless such fine or penalty resulted from Lessee’s non-payment of Rent; (x) any cost for overtime or other expenses to Lessor in curing Lessor defaults; (xi) the costs including fines, penalties, and legal fees incurred due to violations by Lessor, its employees, agents, or contractors or assigns of Applicable Requirements; (xii) leasing commissions, advertising expenses, promotional expenses, attorneys’ fees, disbursements, and other costs and expenses incurred in procuring prospective tenants, negotiating and executing leases, and constructing improvements required to prepare for a new tenant’s occupancy; (xiii) finance and debt service fees, principal and/or interest on debt or amortization payments on any mortgages executed by Lessor covering Lessor’s property, any other indebtedness of Landlord, and rental under any ground lease or leases for the Project; (xiv) any depreciation allowance or amortization (except as expressly set forth in Paragraph 4.2 of the Lease); or (xv) the costs and expenses incurred in resolving disputes with other tenants, other occupants, or prospective tenants or occupants of the Building.

(b) Right to Audit. Notwithstanding anything to the contrary contained in the Lease, within ninety (90) days after receipt by Lessee of Lessor’s statement of Operating Expenses for any prior calendar year during the Term, Lessee or its authorized representative shall have the right to inspect the books of Lessor during the business hours of Lessor at Lessor’s office in the Building, or, at Lessor’s option, such other location as Lessor reasonably may specify, for the purpose of verifying the information contained in the statement. Unless Lessee asserts specific errors within ninety (90) days after receipt of the statement, the statement shall be deemed correct as between Lessor and Lessee, except as to individual components subsequently determined to be in error by a future audit.

54.	Access. Notwithstanding anything to the contrary contained in the Lease, Lessee shall have the right to access the Premises twenty-four (24) hours per day, seven (7) days a week.

55.	Option to Extend Term.

(a) Grant of Option. Subject to Paragraph 39 of the Lease, Lessor hereby grants to Lessee one (1) option (“Option”) to extend the Original Term of the Lease, for an additional term of five (5) years (“Extended Term”), commencing when the Original Term expires, upon the terms and conditions set forth in this Paragraph 55.

(b) Exercise of Option. Lessee may exercise such Option by giving Lessor written notice of its election to extend not less than one hundred eighty (180) days, and not more than twelve (12) months, prior to the expiration of the Original Term of the Lease. Upon proper exercise of such option to extend, and provided that, as of the end of the Original Term of the Lease, Lessee is not in Breach of its obligations under the Lease, the Original Term of the Lease shall be extended for the Extended Term.

(c). Extended Term Rent. If the Option is exercised, the monthly Base Rent for the Premises during the Extended Term shall be ninety-five percent (95%) of the then current fair market rental rate (“Fair Market Rental Rate”) for the Premises as of the commencement date of the Extended Term, The “Fair Market Rental Rate” shall mean the annual amount per rentable square foot that a willing, non-equity, non-sublease tenant would pay and a willing landlord would accept on a non-sublease, non-renewal basis, at arm’s length, for unencumbered space comparable to the Premises in the Building and in comparable office space in the City of Davis, taking into consideration all relevant factors, including, without limitation, such factors as credit-worthiness of the Lessee, the

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duration of the term, any rental or other concessions granted, whether a broker’s commission or finder’s fee will be paid, responsibility for Operating Expenses, and the tenant improvement allowance, if any, to be paid by Lessor. Lessor and Lessee shall endeavor, in good faith, to agree upon a Fair Market Rental Rate for the Premises during the thirty (30) day period following the receipt by Lessor of Lessee’s written notice of the exercise of the Option (the “Negotiation Period”). In the event Lessor and Lessee are unable to agree on the Fair Market Rental Rate amount for said Extended Term during the Negotiation Period, Lessor and Lessee shall each, at their own cost and expense, within fifteen (15) days of the end of the Negotiation Period hire an independent designated MAI appraiser familiar with the market to prepare separate studies of the Fair Market Rental Rate then being charged in the market area. Lessor and Lessee shall immediately notify the other of the identity of its appraiser. The two appraisers so hired shall attempt to reach agreement on the Fair Market Rental Rate for comparable buildings within fifteen (15) days after their appointment and any such agreed upon Fair Market Rental Rate shall be the rental rate for the Premises during said Extended Term. In the event the two appraisers are unable to reach an agreement on the Fair Market Rental Rate, the two appraisers shall, within five (5) days of their failure to reach agreement, mutually select an independent third appraiser with the same qualifications, and each appraiser, within twenty (20) days after the third appraiser is selected, shall submit to Lessor and Lessee his or her determination of the then prevailing Fair Market Rental Rate for the Premises. The Fair Market Rental Rate shall be the mean of the two closest rental determinations. Each party shall bear the fees and expenses of the appraiser it selects and one-half of the fees and expenses of the third appraiser. All of the appraisers selected shall be individuals with at least five (5) years commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.A.I.), and in the case of the third appraiser, shall not have acted in any capacity for either Lessor or Lessee within five (5) years of his or her selection.

56.	Right of First Refusal. If, at any time during the Term, as extended, Lessor intends to solicit or receives a bona fide offer in writing from a third party to lease all or any portion of Suite B-105 (“Expansion Space”), currently leased to the Aikido Institute, subject to Paragraph 39 of the Lease, Lessee shall have a one-time right of first refusal (“Right of First Refusal”) to lease the Expansion Space on the same terms and conditions as the Lease, including, without limitation, the then remaining term, existing rental rates per rentable square foot of premises, tenant improvement allowance and Work Letter terms and conditions, as set forth herein. Lessor shall so notify Lessee in writing of Lessor’s intention to lease the Expansion Space, and Lessee shall exercise its Right of First Refusal by providing Lessor with written notice of its exercise within ten (10) business days after the date of receipt of Lessor’s notice. If Lessee exercises its Right of First Refusal within the ten (10) business-day period, Lessor and Lessee promptly shall execute an amendment to the Lease relating to the Expansion Space, which shall include the terms and conditions set forth in the Lease. If Lessee fails to provide Lessor with its written notice of exercise within the ten (10) business-day period, then Lessee shall be deemed to have elected not to exercise its Right of First Refusal with respect to the Expansion Space at issue and Lessor shall be free to lease such Expansion Space to any other person or entity on any terms and conditions.

57.	Right of First Opportunity. Following the Commencement Date and throughout the term of this Lease, Lessor shall provide written notification to Lessee if and when Suite B-108 in the Building (“Suite B-108”) becomes available to lease. Each such notice (an “Availability Notice”) shall contain the terms and conditions upon which Lessor is willing to lease Suite B-108. Subject to Paragraph 39 of the Lease, Lessee shall have a right of first refusal (“Right of First Opportunity”) to lease
Suite B-108 upon the same terms and conditions as set forth in the Availability Notice. Lessee shall exercise its Right of First Opportunity by providing Lessor with written notice of its exercise within ten (10) business days after the date of receipt of Lessor’s Availability Notice. If Lessee exercises its Right of First Opportunity within the ten (10) business-day period, Lessor and Lessee promptly shall execute an amendment to the Lease relating to Suite B-108, which includes the terms and conditions set forth in the Availability Notice. If Lessee fails to provide Lessor with its written notice of exercise within such ten (10) business-day period, then Lessee shall be deemed to have elected not to exercise its Right of First

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Opportunity with respect to Suite B-108 and Lessor shall be free to lease such Available Space to any other person or entity on any terms and conditions; provided, however, that in the event that Lessor subsequently decides to market Suite B-108 to third parties on economic terms that are less than ninety-five percent (95%) of the economic terms offered to Lessee, Lessor shall re-offer Suite B-108 on such reduced economic terms in accordance with this Paragraph. Lessee’s Right of First Opportunity shall be continuous during the Term of this Lease and any extension thereof. Lessee’s rejection of any particular Availability Notice shall not relieve Lessor of its obligation to again offer Suite B-108 to Lessee at any time that Suite B-108 subsequently becomes available. Lessee’s right of first opportunity under this Lease shall be subject to the rights of renewal or extension contained in the existing lease or leases of all or any portion of Suite B-108 and shall also be subject to any renewal or extension rights contained in any future leases of all or any portion of the Suite B-108.

58.	Release. Notwithstanding anything to the contrary contained in the Lease or this Addendum, except to the extent that the Hazardous Substance in question was released, emitted, used, stored, manufactured, transported or discharged by or for Lessee or any Lessee Party, Lessee shall not be responsible for, and hereby is released from, losses, costs (including reasonable attorneys’, experts’ and consultants’ fees), damages, claims, suits, actions and causes of action with respect to any Hazardous Substance present on or about the Premises, the Building or the Project or the surrounding property, or the soil, groundwater or surface water thereof, without regard to whether the Hazardous Substances were present on the Premises, the Building, the Project or the surrounding property as of the Commencement Date, or whether the presence of the Hazardous Substance was caused by Lessor or any other person.

[Remainder of page intentionally left blank; signature page follows]

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AGREED AND ACCEPTED: LESSOR: DAVIS COMMERCE CENTER, LLC, a California limited liability company		AGREED AND ACCEPTED: LESSEE: MARRONE ORGANIC INNOVATIONS, INC., a Delaware corporation

By:	CT California Fund IV, LLC, a California limited	By:	/s/ Pamela G. Marrone
	liability company, its Sole Member	Name:	Pamela G. Marrone
		Title:	CEO

By:	CT Fund Manager IV, LLC, a
California limited liability company, its Manager

By:	/s/ John G. Valentine	By:	/s/ Julie Morris
Name:		Name:	Julie Morris
Title:		Title:	VP Finance & Operator

Date:	8/6/, 2007	Date:	August 2, 2007

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EXHIBIT A

ELEC. ROOM
SUITE 108
APPROVED
SUITE 105
SUITE 107

## FLOOR PLAN

## Project Notes

## Floor Plan Legend

## Key Notes

## Finish Notes

## Equipment Legend

Information Only.
Not For
Construction.

# MARRONE ORGANIC INNOVATIONS

**2121 2nd Street, Bldg. B**
**Suites 105 , 107**
**Davis, CA**

SP3

1 ROOM 101 - OPEN OFFICE
ELEVATION A
2 ROOM 103 - MEDIA PREP
ELEVATION B
ELEVATION A
3 ROOM 105 - MICROBIOLOGY
ELEVATION B
ELEVATION C
ELEVATION A
4 ROOM 108 - PLANT PREP
ELEVATION B
5 ROOM 109 - GREENHOUSE
ELEVATION A
6 ROOM 110 - FORMULATION
ELEVATION B
ELEVATION C

**Millwork Notes**

DESIGN GROUP

Information Only. Not For Construction.

# MARRONE ORGANIC INNOVATIONS

2121 2nd Street, Bldg. B
Suites 105 , 107
Davis, CA

EVI

1 ROOM 111 - FERMENTATION
ELEVATION A
ELEVATION B
2 ROOM 114 - WORK AREA
ELEVATION A
ELEVATION B
3 ROOM 115 - CHEMISTRY
ELEVATION A
ELEVATION B
4 ROOM 115 - CHEMISTRY
ELEVATION A
ELEVATION B
ELEVATION C
5 ROOM 115 - CHEMISTRY
ELEVATION A
ELEVATION B
ELEVATION C
Millwork Notes

Information Only. Not For Construction.

**MARRONE ORGANIC INNOVATIONS**
**2121 2nd Street, Bldg. B**
**Suites 105 , 107**
**Davis, CA**

EV2

EXHIBIT B

RULES AND REGULATIONS

Exhibit B to that Leased dated August 3, 2007, between Davis Commerce Center, LLC, a California limited liability company (“Lessor”) and Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”) for the Premises commonly known as 2121 2nd Street, Davis, CA 95616.

1.	Definitions. Except as otherwise indicated, the terms used herein shall have the meanings specified for such terms in the body of the Lease of which this Exhibit is a part. The term “Building” shall mean the building or buildings of which the Premises are a part.

2.	Rubbish. All garbage, rubbish and other waste shall be removed from the Premises regularly, kept in a container or containers of the type specified by Lessor and outside the Premises at a place designated by Lessor, and collected and removed from the area of the Building regularly in the manner and the times specified by Lessor. No garbage, rubbish or other waste shall be burned in or about the Premises or the Building.

3.	Outside Maintenance and Storage. The outside area immediately adjoining the Premises shall be kept by Lessee clean and free from all dirt, garbage, rubbish and waste to the reasonable satisfaction of Lessor. No object whatsoever, including, but not limited to, equipment or materials used in Lessee’s business, storage sheds or containers, and rubbish, shall be placed or permitted to be placed, temporarily or permanently, in the area outside the Building.

4.	Sound Producing Devises. Loudspeakers, televisions, phonographs, radios, musical instruments, or other sound-producing devised shall be used only in such a manner as not to be heard or seen outside the Premises.

5.	Signs. Subject to Paragraph 34 of the Lease, no sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to any part of the outside or inside of the Building without the prior written consent of Lessor. Lessor shall have the right to remove any sign; placard, picture, advertisement, name or notice not consented to by Lessor without notice to and at the expense of Lessee. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by Lessor.

6.	Common Areas and Roof. All sidewalks, passageways, driveways, entrances and exits in or about the Building shall be used only for the purpose of ingress to and egress from the Premises and shall not otherwise be obstructed in any way whatsoever. Lessee shall not deface the walls, partitions or other surfaces of the Premises, Building, or of the common areas. No person shall be allowed upon the roof of the Building without the prior written consent of Lessor.

7.	Keys and Locks. Upon the expiration or other termination of the Lease all keys in Lessee’s possession to doors of the Premises or of the Building shall be delivered to Lessor. No lock on any door of the Premises shall be altered without the prior written consent of Lessor, and no new or additional locks or bolts shall be installed on any door of the Premises without the prior written consent of Lessor. Notwithstanding the foregoing, Lessee shall have the right to install a card key or other reasonable security system in the Premises.

8.	Toilet Facilities. Toilet rooms, toilets, urinals, washbowls, and other similar apparatus shall not be used for any purpose other than that for which they were constructed, and no rubbish, newspaper, magazines, or other inappropriate substances of any kind whatsoever shall be deposited therein.

9.	Nuisances. No foul or noxious gas substance shall be used or kept at the Premises. The Premises shall not be occupied or used in any manner that is offensive or objectionable to Lessor or other occupants of the Building by reason of noise, odor, or vibration, or unreasonably interferes in any way with other tenants or occupants of or those having business at the Building. The Premises shall not be occupied or used for any illegal purpose.

10.	Animals. No animal(s), including but not limited to cats and dogs (except seeing eye dogs), or bird(s) of any kind whatsoever shall be brought to or kept, temporarily or permanently, in or about the Premises or the Building.

11.	Flammable Substances. No kerosene, gasoline, or flammable, explosive or combustible fluid or material shall be used or kept, temporarily or permanently, at the Premises.

Notwithstanding the above, Lessor acknowledges and agrees that Lessee will have small quantities of flammables, i.e. less than a gallon of methanol on the Premises.

12.	Operating Equipment. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor, without Lessor’s written consent.

13.	Advertising. Lessor shall have the right to prohibit any advertising by Lessee that, in Lessor’s reasonable opinion, tends to impair the reputation of the Building or its desirability as a location for industrial tenants. Upon receipt of written notice from Lessor, Lessee shall immediately refrain from or discontinue such advertising.

14.	Glass and Glazing. No material or covering shall be placed upon the glass or glazing, if any, at the Premises without the prior written consent of Lessor.

Initials:

RULES AND REGULATIONS—Cont.

15.	Aerials. No aerial shall be erected on the roof or exterior walls of the Premises or the Building or on the grounds surrounding the Building without the prior written consent of Lessor. Any aerial so installed without such written consent may be removed by Lessor without notice to and at the expense of Lessee, and Lessor shall not be liable for damages or any, caused by such removal.

16.	Window Coverings. No window coverings, shades, blinds or awnings shall be installed or used by Lessee, without Lessor’s prior written consent.

17.	Floor Covering. Lessee shall not affix linoleum, tile, carpet or other similar floor covering to the floor of the Premises in any manner without Lessor’s prior written approval. The expenses of repairing any damage resulting from a violation of this rule or removal of any floor covering shall be borne by Lessee.

18.	Telephone Services. Lessor will determine where and how telephone and telegraph wires are to be installed in the Premises. No boring or cutting for wires will be allowed without the prior written consent of Lessor. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the reasonable approval of Lessor.

19.	Smoking. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in Premises or areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

20.	Safety and Fire Protection. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

21.	Security. Lessee shall see that the doors of the Premises are closed and securely locked before leaving the Building and shall observe strict care and caution that all water faucets or water apparatus are entirely shut off before Lessee or Lessee’s employees leave the Building, and that all electricity shall likewise be carefully shut off, so as to prevent waste or damage. Lessee shall make good all injuries sustained by Lessor or by other tenants or occupants of the Building arising out of Lessee’s failure to comply with this Rule. Lessee assumes all risks from theft or vandalism.

22.	Residential Use. No cooking (other than microwave cooking by or for Lessee’s employees and guests), lodging, sleeping or other residential use shall be permitted at the Premises.

23.	Non-Liability. Lessor shall have no liability to Lessee by reason of any noncompliance with or violation of these Rules and Regulations by any tenant or occupant to the Building or other person.

24.	Modification. Lessor shall have the right to make such other and further reasonable and non-discriminatory rules and regulations, and to eliminate, augment, or modify those herein set forth as, in Lessor’s reasonable judgment, may from time to time be necessary or desirable with respect to the operation and safety of the Premises, the Building or the Project, and it’s occupants.

Initials:

PARKING RULES

1.	Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee’s employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

2.	Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

3.	Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons, or loss of property, all of which risks are assumed by the party using the parking area.

4.	The maintenance, washing, waxing or cleaning of vehicles in the Common Area is prohibited.

5.	Lessee shall be responsible for using commercially reasonable good faith efforts to see that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

6.	Lessor reserves the right to modify these rules and/or adopt such other reasonable and non-discriminatory rules and regulations as it may deem necessary for the proper operation of the parking area.

Initials:

EXHIBIT “C”

WORK LETTER

TO STANDARD MULTI-TENANT OFFICE LEASE-NET

dated as of August 3, 2007,

by and between Davis Commerce Center, LLC, a

California limited liability company (“Lessor”) and

Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”)

This Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises, comprised of Suites 107 and 106. All references in this Work Letter to Paragraphs or Sections of “the Lease” shall mean the relevant portions of Paragraphs 1 through 58 of the Lease to which this Work Letter is attached as Exhibit “C” (the “Lease”) and all references in this Work Letter to Sections of “this Work Letter” shall mean the relevant portions of Sections 1 through 8 of this Work Letter. Capitalized terms used herein without definition shall be used as defined in the Lease.

1.	SPACE PLANS AND WORKING DRAWINGS

(a) Space Plans. Prior to the date hereof, Lessor has submitted to Lessee and Lessee has pre-approved the space plans attached as Exhibit A to the Lease (“Space Plans”).

(b) Working Drawings. Based upon the approved Space Plans for the Premises, Lessor’s architect and engineer shall prepare final working drawings for the construction of tenant improvements (the “Tenant Improvements”) in accordance with the building standards for the Property, the Space Plans and the scope of work and costs attached hereto as Schedule 1 for the applicable portion of the Premises. Lessee agrees to cooperate with Lessor’s architect and provide all information reasonably necessary to prepare and complete the working drawings within ten (10) days following the date hereof. Lessor shall submit such working drawings to Lessee for its review and Lessee shall approve such drawings or notify Lessor of any comments or revisions within five (5) business days after receipt thereof. Lessee’s approval of the working drawings shall not be unreasonably withheld. Representatives of both parties shall promptly make themselves available to discuss and resolve any comments or revisions, and such documents shall promptly be revised by Lessor to incorporate any agreed upon changes. In the event the parties cannot reach agreement and resolve all disputed matters relating to any such documents, the parties shall promptly meet and confer and negotiate in good faith to reach agreement on any disputed matters. Any delay in the completion of the Tenant Improvements caused as a result of such good faith negotiation shall be deemed a Force Majeure Delay. The agreed upon working drawings shall be called the “Approved Working Drawings”.

(c) Changes in Plans. Any changes in the Space Plans or the Approved Working Drawings after approval by Lessee shall be approved by Lessor, which approval shall not be unreasonably withheld or delayed, and prepared at Lessee’s sole cost and expense, and any excess costs resulting from such changes shall be at Lessee’s sole cost and expense. Furthermore, Lessee shall be liable for any resulting delays in completing the Tenant Improvements and for the increased costs in completing the Tenant Improvements, if any, resulting from such delays. Any sums required to be paid by Lessee pursuant to this Section 1(c) shall be paid to Lessor prior to Lessor’s commencement of the Tenant Improvements or if arising after commencement of the Tenant Improvements, within twenty (20) days after Lessee’s receipt of an invoice for such excess costs.

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(d) Compliance with Law. The Space Plans and the Approved Working Drawings shall comply with all Applicable Requirements, including, without limitation, the building codes for the City of Davis. Lessor’s space planner or architect shall ensure that all plans and specifications shall be in a form satisfactory to appropriate governmental authorities responsible for issuing permits and licenses required for construction.

2.	BUILDING PERMIT

Within three (3) business days after approval by Lessor and Lessee of the Approved Working Drawings for the Tenant Improvements, Lessor shall submit the Approved Working Drawings to the appropriate governmental body for plan checking and a building permit. Lessor, with Lessee’s cooperation, shall cause to be made any change in the Approved Working Drawings necessary to obtain building permits for the Suites, as applicable. After final approval of the Approved Working Drawings by Lessor, Lessee and any appropriate governmental body, no further changes thereto may be made without the prior written approval of Lessor, which shall not be unreasonably withheld or delayed.

3.	COMPLETION OF THE TENANT IMPROVEMENT / LEASE COMMENCEMENT

(a) Construction of Tenant Improvements. Promptly upon receipt of all necessary governmental approvals required to construct the Tenant Improvements and Lessee’s payment to Lessor of the total amount of the cost of any changes to the Space Plans and/or the Approved Working Drawings, if any, pursuant to Section 1 (c) above, Lessor shall commence and complete construction of the Tenant Improvements for Suites 107 and 106 in accordance with the Approved Working Drawings at Lessor’s cost (subject to Section 1(c) above), including the cost of: (i) the preparation of the space plans and working drawings, (ii) all fees charged by the City of Davis (including without limitation fees for building permits and plan checks), and (iii) for the costs to complete the Tenant Improvements.

(b) Substantial Completion. For the purposes of this Work Letter, “Substantial Completion” of the Tenant Improvements for each of Suites 107 and 106, respectively, shall mean that, with the exception of any Lessee Work, as defined in Section 4 below and punch list items which would not prevent the use or occupancy of the Suite at issue for the permitted use thereof, the Tenant Improvements are completed in accordance with the Approved Working Drawings and all mechanical systems serving the Suite at issue are in good working order, and a Certificate of Occupancy (or equivalent) or Temporary Certificate of Occupancy (or equivalent), if required for Lessee’s occupation of the Suite at issue, shall have been obtained.

(c) Punch List. Lessor shall notify Lessee in writing of the anticipated date of substantial completion of the Tenant Improvements for Suite 107 and Suite 106, as applicable (the “Substantial Completion Date”) and the scheduled date on which Lessee shall meet with Lessor to inspect the Tenant Improvements for the Suite at issue by notice given at least five (5) business days prior to the Substantial Completion Date stated therein. Within five (5) business days after the date of Lessee’s inspection of the Tenant Improvements for the Suite at issue, Lessee shall submit to Lessor a punch list of incomplete or defective items of the Tenant Improvements. Lessor shall endeavor to complete such punch list of items within thirty (30) days after such inspection. If Lessee fails to meet with Lessor on the scheduled inspection date for the Suite at issue and deliver the punch list to Lessor by the date that is five (5) business days thereafter, the Tenant Improvements for such Suite shall be deemed completed and satisfactory.

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(d) Delay of the Substantial Completion of the Premises. Except as provided in this Section 3(d), the Suite 106 Delivery Date and the Suite 107 Delivery Date shall occur as set forth in Paragraph 51 of the Lease. If there shall be a delay or there are delays in the Substantial Completion of the Tenant Improvements or in the occurrence of any of the other conditions precedent to either the Suite 106 Delivery Date or the Suite 107 Delivery Date, as set forth in the Lease, solely as a result of any of the following (collectively, “Tenant Delays’”):

(i) Lessee’s failure to timely approve any matter requiring Lessee’s approval;

(ii) A breach by Lessee of the terms of this Work Letter or the Lease;

(iii) Lessee’s request for changes in the Approved Working Drawings; or

(iv) Lessee’s requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the estimated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Lessor’s standard improvement package items for the Building;

then, notwithstanding anything to the contrary set forth in the Lease or this Work Letter and regardless of the actual date of the Substantial Completion of the Suite at issue, the Suite 106 Delivery Date and the Suite 107 Delivery Date, as applicable, shall be deemed to be the date that such date(s) would have occurred if no Tenant Delay or Delays, as set forth above, had occurred.

The Estimated Office Completion Date and/or the Estimated Lab Completion Date, as the case may be, shall be extended day for day to the extent of any Tenant Delays and “Force Majeure Delays,” provided, however, that, notwithstanding the foregoing, no Tenant Delay shall be deemed to have occurred unless Lessor gives Lessee prior written notice or written notice within five (5) business days after Lessor learns of the occurrence, specifying the claimed reasons for such Tenant Delay, and Lessee shall fail to promptly correct or cure such Tenant Delay. There shall be excluded from the number of days of any Tenant Delay any days of delay which are primarily caused by any act or omission of Lessor, Lessor’s space planner or architect, or its or their agents, employees or contractors, and/or any Force Majeure Delay.

“Force Majeure Delays” shall mean and refer to a period of delay or delays encountered by (i) Lessor in effecting the work of construction of the Tenant Improvements, or (ii) Lessee in performing its obligations hereunder because of any of the following events: excess time in obtaining governmental permits or approvals beyond the time period normally required to obtain such permits or approvals for similar space, similarly improved in similar office buildings in the area of the Building, labor disputes, fire, unusual delay in transportation, adverse weather conditions not reasonably anticipatable or other acts of God, unavoidable casualties, or any other causes beyond Lessor’s or its contractor’s (or, as applicable, Lessee’s) reasonable control (other than for financial reasons).

4.	FURNITURE AND TELEPHONE SYSTEMS

Lessee acknowledges and agrees that Lessee is solely responsible for obtaining, delivering and installing in Suites 107 and 106 all necessary and desired furniture, telephone equipment, telephone and computer cabling, telephone service, business equipment and other similar items, and that Lessor shall have no responsibility whatsoever with regard thereto (collectively, “Lessee’s Work”). Lessee shall use commercially reasonable good faith efforts to minimize interference with Lessor’s construction of the Tenant Improvements while Lessee is installing the Lessee’s Work, and the parties shall cooperate in good faith to accommodate the work of each party while both parties are working in the Premises.

5.	FAILURE OF LESSEE TO COMPLY

Notwithstanding any provision to the contrary contained in the Lease or this Work Letter, if a default by Lessee, beyond applicable notice and cure periods, under the Lease or this Work Letter has occurred at any time on or before the Substantial Completion of the Tenant Improvements for the Suite at issue, then (i) in addition to all other rights and remedies granted to Lessor pursuant to the Lease, Lessor shall have the right to cause its contractor to cease the construction of the Tenant Improvements for such Suite (in which case, Lessee shall be responsible for any delay in the Substantial Completion of the Tenant Improvements caused by such work stoppage as set forth in Section 3 of this Work Letter), and (ii) all other obligations of Lessor under the terms of this Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease or this Work Letter.

6.	COMPLIANCE WITH LAWS

Lessor shall construct the Tenant Improvements in a good and workmanlike manner using new materials and equipment of good quality, and in accordance with all Applicable Requirements.

7.	LESSOR’S WARRANTY

In addition to (and not in lieu of) Lessor’s obligations under the Lease with respect to repairs, Lessor warrants to Lessee that the Tenant Improvements will be free from latent defects in workmanship and materials during the initial twelve (12) months of the Original Term of the Lease (“Warranty Period”). Therefore, if Lessee shall notify Lessor in writing of a non-compliance with the foregoing warranty on or before the expiration of the Warranty Period, Lessor shall, promptly after receipt of such written notice from Lessee setting forth the nature and extent of such non-compliance, rectify same, without cost or expense to Lessee. Such rectification shall be performed as promptly as practical and in such manner so as to minimize interference with Lessee’s operation in or about the Suite at issue.

8.	INSPECTIONS AND SCHEDULING

Lessee and Lessee’s representatives shall have the right, from time to time, to observe the progress of the Tenant Improvements, to inspect installation of the Tenant Improvements and to reject any Tenant Improvements not in conformance with the Approved Working Drawings. Lessor shall be available, and cause its general contractor to be available, to Lessee or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Tenant Improvements.

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SCHEDULE 1

SCOPE OF WORK AND COSTS

CONSTRUCTION

**Estimate Proposal Details**

| Date | Tuesday, July 31, 2007 |
|---|---|

**Project Title And Description**

| | |
|---|---|
| Project # | 3197 |
| Project Title | 2121 2nd Street - #Ste 100 |
| Project Description | Base Bid |
| Estimate | Preliminary stage costing |

**Project Address**

| | |
|---|---|
| Address | 2121 2nd Street |
| City State Zip | Davis, CA |
| Country | |

**Owner Information**

| | |
|---|---|
| Company | CT Realty Corporation |
| Address | 20151 Southwest Birch, Suite 200 |
| City State Zip | Newport Beach, CA 92660 |
| Country | |

**Architect Information**

| | |
|---|---|
| Company | |
| Address | |
| City State Zip | |
| Country | |

**Plans And Specifications**

| | |
|---|---|
| Plans Dated | None |
| Plan Revisions | |
| Addendums | |

We are pleased to quote the following labor, equipment, and materials in accordance with the plans and specifications listed above. This proposal is subject to exclusions that may be found on the bottom of this proposal.

**Scope Of Work and Costs**

| CSI Item | Item Description | Quantity | Units | Material | Labor | Equipment | Sub | Other | Total |
|---|---|---|---|---|---|---|---|---|---|
| **1 Demolition** | | | | | | | | | |
| 26 | Concrete demo and remove | 1.0 | ls | $0.00 | $0.00 | $0.00 | $1,313.83 | $0.00 | $1,313.83 |
| | | | | $0.00 | $0.00 | $0.00 | $1,313.83 | $0.00 | $1,313.83 |
| | Demolition Total= | | | $0.00 | $0.00 | $0.00 | $1,313.83 | $0.00 | $1,313.83 |
| **2 Framing** | | | | | | | | | |
| 14 | Demising Wall w/ 6" Mtl Stud | 1.0 | ls | $0.00 | $0.00 | $0.00 | $7,171.54 | $0.00 | $7,171.54 |
| | | | | $0.00 | $0.00 | $0.00 | $7,171.54 | $0.00 | $7,171.54 |
| | Framing Total= | | | $0.00 | $0.00 | $0.00 | $7,171.54 | $0.00 | $7,171.54 |
| **3 Drywall** | | | | | | | | | |
| 2 | Drywall Installation / Finish | 1.0 | | $0.00 | $0.00 | $0.00 | $10,958.19 | $0.00 | $10,958.19 |
| | | | | $0.00 | $0.00 | $0.00 | $10,958.19 | $0.00 | $10,958.19 |
| | Drywall Total= | | | $0.00 | $0.00 | $0.00 | $10,958.19 | $0.00 | $10,958.19 |

Page 1 of 5

CONSTRUCTION

**Estimate Proposal Details**

| Date | Tuesday, July 31, 2007 |
|---|---|

**Scope Of Work and Costs**

| CSI Item | Item Description | Quantity | Units | Material | Labor | Equipment | Sub | Other | Total |
|---|---|---|---|---|---|---|---|---|---|
| **4 Doors/Hardware** | | | | | | | | | |
| 3 | Door - Paint Grade 3x7 | 4.0 | pr | $269.65 | $91.69 | $0.00 | $0.00 | $0.00 | $361.16 |
| | | | | $1,078.61 | $380.13 | $0.00 | $0.00 | $0.00 | $1,458.74 |
| 4 | Frames - Timely 3x7 | 9.0 | ea | $235.33 | $74.58 | $0.00 | $0.00 | $0.00 | $309.91 |
| | | | | $2,117.65 | $671.26 | $0.00 | $0.00 | $0.00 | $2,788.91 |
| 5 | Hinges | 12.0 | set | $81.64 | $28.84 | $0.00 | $0.00 | $0.00 | $90.32 |
| | | | | $979.25 | $372.92 | $0.00 | $0.00 | $0.00 | $1,044.18 |
| 6 | Lever/passage | 9.0 | pr | $86.06 | $28.69 | $0.00 | $0.00 | $0.00 | $114.75 |
| | | | | $774.53 | $258.18 | $0.00 | $0.00 | $0.00 | $1,032.71 |
| 31 | Double Door Assembly - Paint Grade - 3x7, Fire Rated - Includes frames and hardware | 2.0 | | $1,597.26 | $195.07 | $0.00 | $0.00 | $0.00 | $1,792.32 |
| | | | | $3,194.51 | $390.13 | $0.00 | $0.00 | $0.00 | $3,584.65 |
| 12 | Door Closers | 2.0 | | $149.17 | $22.95 | $0.00 | $0.00 | $0.00 | $172.12 |
| | | | | $298.34 | $45.90 | $0.00 | $0.00 | $0.00 | $344.24 |
| 37 | Door - Paint Grade - 3x7, Fire Rated | 5.0 | | $304.08 | $97.55 | $0.00 | $0.00 | $0.00 | $401.61 |
| | | | | $1,520.38 | $487.67 | $0.00 | $0.00 | $0.00 | $2,008.04 |
| | Doors/Hardware Total= | | | $9,954.68 | $2,616.19 | $0.00 | $0.00 | $0.00 | $12,570.87 |
| **5 Electrical** | | | | | | | | | |
| 7 | Rough and Finish Electrical | 1.0 | ls | $0.00 | $0.00 | $0.00 | $44,750.69 | $0.00 | $44,750.69 |
| | | | | $0.00 | $0.00 | $0.00 | $44,750.69 | $0.00 | $44,750.69 |
| | Electrical Total= | | | $0.00 | $0.00 | $0.00 | $44,750.69 | $0.00 | $44,750.69 |
| **6 Plumbing** | | | | | | | | | |
| 8 | (4) Stainless Steel Sinks w/ Faucets, (3) Lavatories w/ Faucets, (3) Tank Type Water Closets (1) ADA compliant Shower | 1.0 | ls | $0.00 | $0.00 | $0.00 | $81,536.06 | $0.00 | $81,536.06 |
| | | | | $0.00 | $0.00 | $0.00 | $81,536.06 | $0.00 | $81,536.06 |
| 33 | (4) Floor Drains, (2) Floor Sinks, (1) Eyewash - Gas & condensate lines for HVAC, Air & Vacuum Outlets | 1.0 | ea | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 |
| | | | | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 |
| 34 | (1) 30 gallon electric Water Heater | 1.0 | ea | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 |
| | | | | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 | $0.00 |
| | Plumbing Total= | | | $0.00 | $0.00 | $0.00 | $81,536.06 | $0.00 | $81,536.06 |

Page 2 of 5

6

CONSTRUCTION

[illegible]

## Estimate Proposal Details

| Date | Tuesday, July 31, 2007 |
| --- | --- |

**Exclusions**

| Item # | Exclusion Description |
| --- | --- |
| **Conditions** | |
| 6 | Design Build Fees |
| **Electrical** | |
| 10 | Upgrades to Existing Panel |
| 11 | New Electrical Panel |
| 9 | All low voltage wiring and equipment |
| **Environmental** | |
| 7 | Hazardous material testing and removal |
| **Overtime** | |
| 1 | Labor performed after 5:00pm Mon-Fri and/or Weekends |
| **Plans** | |
| 2 | Space planning and Design |
| **Title 24** | |
| 3 | Title 24 upgrades and modification for current compliance |
| **Trades Not Listed** | |
| 4 | All ways not detailed in estimate detail and current plans |
| **Window Coverings** | |
| 5 | Interior Blinds and/or Window treatments |

**Comments**

Preliminary Tenant Improvement Costing
Option Cost: Cedar Counters $ 52,396.30

**Thank you for the opportunity to quote this project.**

______________________________

Contact For This Proposal

Page 5 of 5

EXHIBIT D

LIST OF PERMITTED HAZARDOUS SUBSTANCES

Exhibit D to that Leased dated August 3, 2007, between Davis Commerce Center, LLC, a California limited liability company (“Lessor”) and Marrone Organic Innovations, Inc., a Delaware corporation (“Lessee”) for the Premises commonly known as 2121 2nd Street, Davis, CA 95616.

Acids, bases and organic solvents used in the Marrone Organic Innovations laboratory: Maximum of 4 liters (1 gallon) of each liquid and 2 kg (4 lbs) of each solid is stored in the facility at any time point.

Acids:

Acetic acid

Formic acid

Hydrochloric acid

Phosphoric acid

Propionic acid

Sulfuric acid

Bases:

Ammonium hydroxide

Sodium hydroxide

Potassium hydroxide

Organic solvents:

Acetone

Acetonitrile

Dimethyl sulfoxide

Dimethyl formamide

Ethanol

Ethyl acetate

Isopropanol

Methanol